Exhibit 99.1

 December 2018  Q4 2018 Investor Presentation

 Safe Harbor Statements    Forward Looking StatementsThis presentation includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Bancorp to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (i) the possibility that our asset quality would decline or that we experience greater loan losses than anticipated; (ii) increased levels of other real estate, primarily as a result of foreclosures; (iii) the impact of liquidity needs on our results of operations and financial condition; (iv) competition from financial institutions and other financial service providers; (v) the risk that the cost savings and any revenue synergies from our merger with Community First, Inc. (“Community First”) may not be realized or take longer than anticipated to be realized; (vi) the effect of the announcement or completion of the Community First merger on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); (vii) the risk that integration of Community First’s operations with those of Reliant Bancorp will be materially delayed or will be more costly or difficult than expected; (viii) the amount of costs, fees, expenses, and charges related to the Community First merger; (ix) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the Community First merger; (x) general competitive, economic, political and market conditions, including economic conditions in the local markets where we operate; (xi) the impact of negative developments in the financial industry and U.S. and global capital and credit markets; (xii) our ability to retain the services of key personnel; (xiii) our ability to adapt to technological changes; (xiv) risks associated with litigation, including the applicability of insurance coverage; (xv) the vulnerability of Reliant Bank’s digital network and online banking portals, and the systems of parties with whom Reliant Bancorp and Reliant Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xvi) changes in state and federal legislation, regulations or policies applicable to banks, including regulatory or legislative developments; (xvii) adverse results (including costs, fines, reputational harm and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; (xviii) general competitive, economic, political and market conditions.   Non-GAAP Financial MeasuresThis presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and, therefore, are considered non-GAAP financial measures. Members of Reliant’s management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of Reliant believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the current period. Management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.This presentation contains certain non-GAAP financial measures, including, without limitation, tangible assets, tangible book value, tangible common equity, tangible common equity to assets, efficiency ratio, adjusted income return on average assets, and return on tangible common equity. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this presentation.

Reliant Bank Franchise Overview

Branch Network



Clarksville
MONTGOMERY
24
ROBERTSON
Springfield
SUMNER
Gallatin
CHEATHAM
Ashland City
DAVIDSON
Nashville
Lebanon
WILSON
DICKSON
40
Dickson
Brentwood
Franklin
WILLIAMSON
Murfreesboro
HICKMAN
RUTHERFORD
65
Columbia
MAURY
HAMILTON
Chattanooga
Full Service Branch (16)
Mortgage LPO (1)
Chattanooga (Q4)

Q3 '18 Financial Summary

Market Information		
Price Per Share (11/12/18)	$21.99	
Market Cap. ($mm)	269	
Price / Tang. Book [1]	167	%
Price / '19 EPS	14.3	
Price / '20 EPS	13.1	
Balance Sheet ($mm)		
Total Assets	$1,684	
Loans Held for Investment	1,194	
Deposits	1,396	
Tangible Common Equity	152	
Loans Held for Investment / Deposits	85.6	%
MRQ Profitability		
Adjusted ROAA [1]	1.00	%
Asset Quality		
NPAs / Loans + OREO	0.44	%
Reserves / NPLs	250.3	
Reserves / Loans Held for Investment	0.90	
Capital Ratios		
Tang. Com. Equity / Tang. Assets [1]	9.29	%
Leverage Ratio	10.38	
CET1 Ratio	11.50	
Tier 1 Capital Ratio	12.37	
Total Capital Ratio	13.20	
Loan Concentration		
C&D Loans / Total Bank Capital	100	%
CRE Loans / Total Bank Capital	267	

Key Franchise Highlights

- Commercially oriented bank headquartered in Brentwood, Tennessee
- Focused on fast growing Middle Tennessee markets coupled with recent expansion into Chattanooga, Tennessee
- 11th largest bank by deposits in the Nashville MSA and 3rd largest community bank[2] by deposits headquartered in the Nashville MSA
- Concentrated on building in-market banking relationships; 80% of top 50 loan relationships have related deposits at the bank
- Experienced management team with extensive local market knowledge
- 12.3% insider ownership amongst management and the board of directors

Reliant BANCORP, INC.

Source: S&P Global Market Intelligence
Financial data as of or for the three months ended 9/30/18; ownership data as of most recent available; pricing data as of 11/12/18
(1) Refer to appendix for "Reconciliation of non-GAAP financial measures"
(2) Community bank defined as institutions with total assets less than $10 billion

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 Our History  Source: S&P Global Market Intelligence and Company Filings        2006  2014  2015  2017    1/9/2006Reliant Bank established  4/1/2015CUBN and Reliant close merger. $791 million in assets  4/28/2014CUBN and Reliant announce merger  7/7/2015Stock begins trading on Nasdaq  3/6/2017Opened Green Hills branch in Davidson County      Total Assets($mm)  Reliant Bank  Commerce Union Bank    2012  2013  2014  2015  2017  2016  2011  2010  2009  2008  2007  2006      $385  $385  $450  $363  $379  $382  $317  $205  $111  $232  $253  $296  $209  $187  $148  $133  $98  $35    $876  $912  $1,125        2/21/2017Expansion into Chattanooga    8/14/2006Commerce Union Bank established  6/30/2017Surpassed$1 billion in assets    8/23/2017Announced Merger with Community First & $25 million Private Placement    Q3 ‘18  $1,684  2018    1/1/2018Completed Merger with Community First      12/31/2017Officially rebranded as Reliant Bancorp, Inc.

Experienced Management Team



DeVan D. Ard, Jr.
Chairman, President & CEO

- Former Area Executive in Middle Tennessee at AmSouth Bank
- Founder of Reliant Bank in 2006

37 years of banking experience / 13 years at RBNC / 19 years in Middle TN



Louis E. Holloway
Executive VP, COO

- Executive Vice President – Chief Operating Officer since January 2018
- Former Chief Executive Officer of Community First, Inc.

42 years of banking experience / <1 year at RBNC / 32 years in Middle TN



James Daniel Dellinger
CFO

- Former Chief Financial Officer at Premier Bank of Brentwood
- Former Chief Financial Officer at Erwin National Bank

26 years of banking experience / 12 years at RBNC / 21 years in Middle TN



Eddie Gammon
Executive VP, Director of Operations

- Executive Vice President – Director of Operations since March 2016
- Former Senior Vice President of Operations at IBERIABANK
- Former Senior Vice President – Director of Deposit Operations at Avenue Bank

33 years of banking experience / 2 years at RBNC / 3 years in Middle TN



Alan Mims
Executive VP, CCO

- Executive Vice President – Chief Credit Officer since December 2017
- Former Senior Examiner and Case Manager for the Federal Reserve Bank of Atlanta

29 years of banking experience / 1 year at RBNC / 1 year in Middle TN



John R. Wilson
Executive VP, CLO

- Executive Vice President – Chief Loan Officer
- Former Spring Hill Market President for Cumberland Bank

29 years of banking experience / 12 years at RBNC / 29 years in Middle TN



Kim York
Executive VP, CSO

- Executive Vice President – Chief Strategy Office since March 2017
- Former Senior Vice President and Chief Marketing Officer at Ascend Federal Credit Union

23 years of banking experience / 2 years at RBNC / 23 years in Middle TN

Reliant BANCORP, INC.

Source: S&P Global Market Intelligence

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 Nashville Deposit Market Share  Dollars in millionsSource: S&P Global Market IntelligenceDeposit market share data as of 6/30/18Community bank defined as an institution with less than $10 billion in total assetsPercent of total deposits in the Nashville MSA  Top 25 Deposit Market Share

Nashville MSA Demographics

Nashville Market Highlights

- **Scale**
  - The Nashville MSA is expected to surpass the current size of Austin, Charlotte, Portland, and Denver regions by 2035, with a population of 2.6 million
  - The Nashville MSA is the 8th largest Southeast metropolitan area with a population exceeding 1.9 million as of July 2018
  - The Nashville region gained 69 net new people per day on average in 2016
  - Population grew approximately 11.9% from 2012 through 2018 at 1.90% annually
  - Unemployment rate of 3.0% is below the national average of 3.7% as of September 2018
  - Median HHI growth of 16.5% from 2000-2012
- **Strong Business Environment**
  - Personal state income tax: 0.0%
  - Ranked 3rd in "The Best Big Cities for Jobs 2017"
  - 7th on Forbes' list of fastest-growing cities of 2018
  - Ranked 1st on Forbes' list for metro area job growth in professional and business services (2017)
  - Historic success in landing major brand-name corporate relocations including Nissan North America, Dell Computer, Caterpillar Financial, Ford Motor Credit, and AllianceBernstein (2018)
  - Home to 14 Fortune 1000 companies, including 5 Fortune 500 headquarters
  - Recent announcements by Amazon and E&Y to bring 5,600 jobs to Nashville
- **Passionate Sports Fan Base**
  - Nashville Predators
  - Tennessee Titans

'19 – '24 Projected Population Growth (%)



10.0%
7.5%
5.0%
2.5%
0.0%
7.5%
6.8%
4.6%
3.6%
RBNC(1)
Nashville MSA
Southeast
US

2024 Median Household Income (HHI) ($)



$120,000
$90,000
$60,000
$30,000
$0
$94,725
$73,968
$61,872
$68,744
RBNC(1)
Nashville MSA
Southeast
US

'19 – '24 Projected HHI Growth (%)



16.0%
12.0%
8.0%
4.0%
0.0%
10.2%
11.1%
9.2%
8.8%
RBNC(1)
Nashville MSA
Southeast
US

Source: S&P Global Market Intelligence, Bureau of Labor Statistics, Nashville Area Chamber of Commerce, U.S. Census Bureau- 2016

(1) RBNC deposit data weighted by county

Reliant BANCORP, INC.

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 Projected Population Growth by County  Projected Population Growth by 2030      Source: Boyd Center for Business and Economic Research, University of Tennessee, Knoxville - September 2017Deposit market share data as of 6/30/18; pro forma for announced transactions  TN County Ranking  1  2  5  9  10  14  25  54  Market Share Rank  7  NA  8  2  4  26  NA  1

 Growing and Diversified Lending Platform  Source: S&P Global Market Intelligence, Company documentsData as of or for the three months ended 9/30/18Note: Loan portfolio composition utilizes call report categories based on collateral type(1) Based upon non-owner occupied CRE portfolio as of 9/30/18   Loan Portfolio Composition  Loans Held for Investment ($mm)  Commercial Real Estate Portfolio (1)  C&D Portfolio

 Asset Quality  Source: S&P Global Market IntelligenceData as of or for the three months ended each respective quarterData has been annualized  Nonperforming Assets  Net Charge Offs (recoveries) / Average Loans (%) (1)

 Deposit Portfolio  Dollars in millionsSource: S&P Global Market Intelligence; Company DocumentsData as of or for the three months ended each respective quarter  Deposit Composition – 9/30/18  Demand Deposits ($mm)  Total Deposits ($mm) & Cost of Deposits (%)

 Reported ROAA (%)  Historical Profitability Trends   Source: S&P Global Market Intelligence, Company Documents Data as of or for the three months ended each respective quarterRefer to appendix for “Reconciliation of non-GAAP financial measures”  Adjusted ROAA (1) (%)  Reported ROTCE (%)  Adjusted ROTCE (1) (%)

 Net Interest Margin (1) (%)  Historical Profitability Trends   Source: S&P Global Market Intelligence, Company Documents Data as of or for the three months ended each respective quarterNet interest margin is defined as net interest income calculated on a tax-equivalent basis divided by average earning assets Per segment reporting; excludes impact of mortgage joint venture  Retail Banking Non-Interest Income (2) / Average Assets (%)  Retail Banking Efficiency Ratio (2) (%)  Retail Banking Non-Interest Expense (2) / Average Assets (%)

 Capital & Liquidity Position  TCE / TA (1) (%)  Gross Loans / Deposit Ratio (%)  Leverage Ratio (%)  Total Risk Based Capital Ratio (%)  Source: S&P Global Market IntelligenceData as of or for the three months ended each respective quarterRefer to appendix for “Reconciliation of non-GAAP financial measures”

 Reported Quarterly EPS ($)  Focused on Delivering Shareholder Value  Adjusted Quarterly EPS (1) ($)  Tangible Book Value per Share (1) ($)  Dividends per Share ($)  Source: S&P Global Market IntelligenceData as of or for the three months ended each respective quarterRefer to appendix for “Reconciliation of non-GAAP financial measures”

Our Strategy for 2018

- Maintain focus on organic growth
- Core deposit growth / deposit mix
- Full service offices in Murfreesboro (Q3) and Chattanooga (Q4)
- Add lending talent in key growth markets
- Commitment to superior asset quality
- Improve operating efficiency following Community First integration
- Expand digital channel
- Strategic M&A opportunities

Reliant BANCORP, INC.
16

Appendix

 Reconciliation of Non-GAAP Financial Measures  * Net of taxes as reported in company documents

 Reconciliation of Non-GAAP Financial Measures (cont.)

 Reconciliation of Non-GAAP Financial Measures (cont.)  Excludes impact of mortgage joint venture

 Reconciliation of Non-GAAP Financial Measures (cont.)  Excludes impact of mortgage joint venture